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                            AMENDMENT AGREEMENT NO. 3
                               TO CREDIT AGREEMENT


         This AMENDMENT AGREEMENT NO. 3 (this "Amendment"), made effective as of February 6, 2002, by and between ASPEN TECHNOLOGY, a Delaware corporation ("Borrower") and FLEET NATIONAL BANK, a national banking association (the "Bank"), amends the Credit Agreement dated as of October 27, 2000, as amended as of June 29, 2001 and November 2, 2001 (as the same may be further amended, modified, or supplemented from time to time, the "Credit Agreement"), by and between the Borrower and the Bank. Capitalized terms used but not defined herein shall have the meanings set forth for such terms in the Credit Agreement.

         WHEREAS, the Borrower has requested that the Bank agree to amend the Credit Agreement in certain respects; and

         WHEREAS, subject to the terms and provisions hereof, the Bank is willing to do so;

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         1. AMENDMENT TO CREDIT AGREEMENT. Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Credit Agreement is hereby amended in the following respects:

                  (a) Section 1.1 of the Credit Agreement is hereby amended by inserting in alphabetical order the following new definition:

                  "Permitted Restricted Payments" shall mean any dividend, distribution or other payment, or any purchase, redemption or other acquisition for value of capital stock of the Borrower, pursuant to (i)
         Section 3, 9 or 10 of the Certificate of Designations of Series B-1 Convertible Preferred Stock and Series B-2 Convertible Preferred Stock (the "Certificate") forming part of the Certificate of Incorporation, as amended, of the Borrower, (ii) Section 4.5, 4.9, 4.10, 4.11 or 6.2 of the Securities Purchase Agreement, dated as of even date herewith, by and between the Borrower and the entities listed on the signature pages thereto (the "Purchase Agreement"), (iii) Section 6 or 10(c) of either of the warrants to purchase common stock (the "Warrants") issued by the Borrower pursuant to the Purchase Agreement on the date hereof (or any warrant issued upon the transfer thereof, in connection with a partial exercise thereof or otherwise as contemplated thereby), and
         (iv) Section 2(e), 2(g), 4 or 5 of the Registration Rights Agreement, dated of even date herewith, by and between the Borrower and the entities listed on the signature pages thereto (the "Rights Agreement").

                  (b) Section 1.1 of the Credit Agreement is hereby further amended by deleting the definitions for "Borrowing Base" and "Borrowing Base Report."

                  (c) The proviso in the first sentence of Section 2.1(a) of the Credit Agreement is hereby restated in its entirety as follows:

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         "PROVIDED that the Total Revolving Credit Outstandings (after giving effect to all requested Revolving Credit Loans and Letters of Credit) shall not at any time exceed the Revolving Credit Commitment."

                  (d) Section 3.2(a) of the Credit Agreement is hereby restated in its entirety as follows:

                  "(a) timely receipt by the Lender of the Notice of Borrowing or Conversion with respect to any Loan, or by the Issuing Bank of the Letter of Credit Application with respect to any Letter of Credit."

                  (e) Section 5.1(d) of the Credit Agreement is hereby restated in its entirety as follows:

                  "(d) upon the making of any Permitted Restricted Payment, except for the payment of regularly scheduled dividends and any payment made wholly in shares of the Borrower's capital stock, notice thereof, including a description of the circumstances thereof and the amount of such payment;"

                  (f) Section 7.6 of the Credit Agreement is hereby amended by substituting a semi-colon for the period at the end of subparagraph (iii), inserting the word "and" following such semi-colon and also inserting the following new paragraph:

         "(iv)    Permitted Restricted Payments"

                  (g) The form of Borrowing Base Report attached to the Credit Agreement as EXHIBIT E is hereby deleted and the reference thereto in the Table of Contents is likewise deleted.

         2. REPRESENTATIONS AND WARRANTIES. The Borrower hereby confirms (a) that the representations of the Borrower contained in Section 4 of the Credit Agreement are true and correct on and as of the date hereof as if made on the date hereof, treating this Amendment, the Credit Agreement as amended hereby, and the other Loan Document as amended hereby, as "Loan Documents" for the purposes of making said representations; and (b) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing under the Credit Agreement.

         3. PRESERVATION OF PLEDGE. Notwithstanding the provisions of Section 4 of the Amendment Agreement No. 2 to Credit Agreement dated November 2, 2001, and irrespective of the occurrence of a Qualifying Financial Event, the Pledge shall remain in effect and the collateral thereunder shall not be released until all outstanding Obligations of the Borrower shall have been irrevocably paid in full and the Revolving Credit Commitment and all outstanding Letters of Credit shall have been terminated.

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         4. DELIVERY OF DOCUMENTS. Promptly following the date hereof, the
Borrower shall provide to the Bank final definitive copies of the following documents, bearing signatures where appropriate: (a) the Purchase Agreement, (b) the Certificate, (c) the Warrants, and (d) the Rights Agreement.

         5. MISCELLANEOUS PROVISIONS. Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Credit Agreement and the other Loan Documents shall remain in full force and effect. The parties hereto hereby acknowledge and agree that all references to the Credit Agreement contained in any of the Loan Documents shall be references to the Credit Agreement as amended hereby and as the same has been or may be amended, modified, supplemented, or restated from time to time. This Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought. The Borrower hereby confirms its obligations to pay promptly upon request all reasonable out-of-pocket costs and expenses incurred or sustained by the Bank in connection with this Amendment, including the reasonable fees and expenses of Sullivan & Worcester LLP.

         6. GOVERNING LAW. This Amendment shall be construed according to and governed by the internal laws of The Commonwealth of Massachusetts without reference to principles of conflicts of law.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as a sealed instrument as of the date first above written.


                                     ASPEN TECHNOLOGY, INC.



                                     By: /s/ Lisa W. Zappala
                                        ----------------------------------------
                                          Name: Lisa W. Zappala
                                          Title: Senior Vice President,  Finance
                                                 and Chief Financial Officer



                                     FLEET NATIONAL BANK



                                     By: /s/ Larisa B. Chilton
                                        ----------------------------------------
                                          Name:   Larisa B. Chilton
                                          Title:  Vice President


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